SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934




Date of Report (Date of earliest event reported): June 20, 2000

                 Reddi Brake Supply Corporation
     (Exact name of registrant as specified in its charter)

     Nevada                         0-19620                 84-1152135
(State or other jurisdiction  (Commission File Number)   (IRS Employer
of incorporation)                                         Identification No.)

   5882 South 900 East, Suite 202, Salt Lake City, Utah  84121
            (Address of principal executive offices)

                         (801) 269-9500
                   (Issuer's telephone number)

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Item 1.  Changes in Control of Registrant.

     Pursuant to a resolution by the Board of Directors of Reddi Brake Supply Corporation (the "Company"), the Company authorized the designation of 2,000,000 shares as Class C Preferred Stock with voting rights of 50 votes per share. The Certificate of Designation of Class C Preferred Stock was filed with the state of Nevada on June 14, 2000. All 2,000,000 shares of Class C Preferred stock were then issued to Capital Holdings, LLC in consideration of $10,000 paid by Capital Holdings, LLC for legal debts incurred by the Company.

     The Company currently has 58,224,952 shares of common stock issued and outstanding with each share of common stock having one vote. The issuance of the Class C Preferred Stock with 50 votes per share, places Capital Holdings, LLC in a control position with 100,000,000 votes or 63% of the voting stock.

     Capital Holdings, LLC is owned 50% by John Chymboryk,
Director and President of the Company and 50% by Kip Eardley,
Director and Secretary/Treasurer of the Company.

Item 7.  Exhibits.

     4.1 Reddi Brake Supply Corporation Certificate of Designation of Class C Preferred Stock, as filed with the State of Nevada on June 14, 2000.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              REDDI BRAKE SUPPLY CORPORATION




Dated: June 23, 2000          By:  /s/ John Chymboryk
                              President

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